WEIS MARKETS, INC.

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2014, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Weis Markets, Inc. on Form 10-K for the fiscal year ended December 28, 2013.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Weis Markets, Inc. on Form S-8 (File No. 333-99535, effective September 13, 2002).

/S/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 14, 2014